Filed Pursuant to Rule 424(b)(3)

Registration No. 333-178651

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED FEBRUARY 5, 2016

TO THE PROSPECTUS, DATED MAY 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from January 1, 2016 to January 31, 2016.

The following table sets forth our NAV per Common Share for each business day in January commencing on January 4, 2016.

Date	NAV per Common Share
January 4, 2016	$12.49
January 5, 2016	$12.49
January 6, 2016	$12.49
January 7, 2016	$12.49
January 8, 2016	$12.49
January 11, 2016	$12.49
January 12, 2016	$12.49
January 13, 2016	$12.49
January 14, 2016	$12.49
January 15, 2016	$12.49
January 19, 2016	$12.49
January 20, 2016	$12.49
January 21, 2016	$12.49
January 22, 2016	$12.49
January 25, 2016	$12.49
January 26, 2016	$12.49
January 27, 2016	$12.49
January 28, 2016	$12.49
January 29, 2016	$12.49

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.fcretrust.com.